Exhibit 4.13

THE SYMBOL "****" DENOTES PLACES WHERE PORTIONS OF THIS DOCUMENT HAVE BEEN OMIITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

RESEARCH and TECH TRANSFER, MANUFACTURING AND SUPPLY AGREEMENT FOR RHB-104

[Clinical Trial Batches Only]

This TECH TRANSFER, MANUFACTURING AND SUPPLY AGREEMENT (“Agreement”) is made as of this 28th day of April, 2011, (the «Effective Date») by and between 7810962 CANADA INC., a corporation having its principal place of business at 245 Victoria Ave, Suite 100, Montreal, QC H3Z 2M6, Canada, (“PROVIDER”) and RedHill Biopharma Ltd., with principle place of business at 42 Givati St. Ramat-Gan 52232, Israel (“CUSTOMER”). UMAN and CUSTOMER shall be collectively referred as the “Parties”, with each being a “Party”.

RECITALS

CUSTOMER desires that PROVIDER manufacture and/or package the Product and/or render the Research and Tech Transfer (TT) Services (as hereinafter defined and termed Services) for CUSTOMER in accordance with the provisions of this Agreement. PROVIDER is willing to manufacture and/or package the Product and/or render the Services for CUSTOMER in accordance with the provisions of this Agreement.

CUSTOMER agrees that PROVIDER will engage the services of UMAN PHARMA INC. as a third party subcontractor in order for PROVIDER to deliver the deliverables of this agreement. CUSTOMER further agrees that where PROVIDER is stated in this agreement it shall mean PROVIDER shall perform given task or deliver given deliverable or assume given responsibility or that PROVIDER shall cause UMAN to perform given task or deliver given deliverable or assume given responsibility as is appropriate unless otherwise specified.

This Agreement is an appendix to and forms part of the Master Service Agreement executed between CUSTOMER and PROVIDER on 28th April 2011.

In consideration of the premises and of the mutual promises hereinafter set forth, the parties agree as follows:

ARTICLE 1

DEFINITIONS

The terms defined in this Article 1 shall, for all purposes of this Agreement, have the meanings specified in this Article 1 (applicable in both the singular and plural forms).

1.1	“Act” shall mean the Canadian Food and Drugs Act as amended from time to time.

1.2	“Affiliate(s)” means any corporation, firm, partnership, or other entity which controls, is controlled by or is under common control with a party. For purposes of this definition, “control” shall mean the ownership of at least fifty percent (50%) of the voting share capital of such entity or the power to appoint the majority of the directors of such entity, or any other comparable equity or ownership interest.

1.3	“API” shall mean the active pharmaceutical ingredient described in Exhibit A and related specifically to the execution of the Agreement.

1.4	“Applicable Laws” means FDA regulations, EU regulations and all laws, ordinances, rules and regulations within the Territory, applicable to the Processing of the Product or any aspect thereof and the obligations of PROVIDER or CUSTOMER, as the context requires under this Agreement, including, without limitation, (A) all applicable federal, provincial and local laws and regulations of the Territory and (B) cGMPs.

1.5	“Batch” means a defined quantity of finished drug product which has been or is being Processed in accordance with the Specifications.

1.6	"cGMPs" shall mean current Good Manufacturing Practices as further defined in regulations promulgated by Health Canada or other Regulatory Authorities from time to time under the Act or the Applicable Laws.

1.7	“Change Order” shall have the meaning set forth in Section 4.3.

1.8	“Contract Year” means each consecutive twelve (12) month period beginning on the Commencement Date.

1.9	“CUSTOMER Technology” shall have the meaning set forth in Article 11.

1.10	“Defective Product” shall have the meaning set forth in Section 5.3.

1.11	“Delivery Date” shall mean the date on which PROVIDER shall tender the relevant Batch(es) to CUSTOMER. Each Delivery Date shall be specified by CUSTOMER on the relevant Purchase Order and confirmed by PROVIDER as set forth in Exhibit A.

1.12	“Dispute” shall have the meaning set forth in Section 18.9.

1.12A	“Establishment License” means an obligatory license issued by Health Canada to drug establishments allowing them to fabricate, package, label, distribute, import, wholesale, or test a drug.

1.13	“Facility” or “Facilities” means UMAN’s facilities located in Candiac, Quebec or such other facility as may be agreed to between the Parties.

1.14	“Firm Commitment” shall have the meaning set forth in Section 4.1.

1.15	"Health Canada" shall mean Health Canada, any of its successor agencies or departments, or any other federal or provincial agency serving the same or similar function in Canada.

1.16	"In bulk" shall mean quantities of Product packaged in non-retail size containers, such Product intended for further packaging and/or labelling in accordance with the Exhibit A.

1.17	"Initial Term" shall have the meaning set forth in Section 16.

1.18	"Losses" shall have the meaning set forth in Section 13.

1.18A	"Master Manufacturing Document" means the document specifying the manufacturing process and Materials used to manufacture the Product which is to be created by PROVIDER as part of the Services and thereafter maintained by PROVIDER.

1.19	“Processing” means (i) the compounding, filling, encapsulation, producing, imprinting, packaging, and inspection testing of the API and the Raw Materials into Product, and (ii) applying lot numbers, labeling, and arranging for the shipment of the Products, each in accordance with the Specifications and the terms and conditions of this Agreement; and "Process" has a corresponding meaning.

1.20	“Processing Date” means the day on which the Product is to be compounded by PROVIDER.

1.21	“Processing Related Reference Documents” means (a) all completed production/Batch records; (b) all quality control test/request forms (results worksheets) and associated data, (c) in-process monitoring performed during Processing; (d) any alert/action notifications generated during Processing; (e) any planned or unplanned deviations associated with the Product; (f) any out of Specification result investigations associated with the Product; (g) the Certificate of Analysis for the Batch comparing testing to Specifications; (h) the appropriate disposition notification of the Batch; and a Yield statement.

1.22	"Product” means product as described in Exhibit A.

1.23	“Purchase Order” shall have the meaning set forth in Section 4.2.

1.23A	“Quality Agreement” refers to the agreement between the Parties addressing the obligations relating to the manufacture of the Product in accordance with the Specifications.

1.24	“Raw Materials” means all raw materials, supplies, components and packaging materials necessary to manufacture the Product in accordance with Exhibit A.

1.25	“Regulatory Approval” means all regulatory approvals required by Regulatory Authorities necessary for PROVIDER to Process the Product at the Facility.

1.26	“Regulatory Authority” means any governmental regulatory authority within the Territory and in the USA and EU, involved in regulating any aspect of the development, manufacture, market approval, sale, distribution, packaging or use of the Product.

1.27	"Renewal Term" shall have the meaning set forth in Section 16.1.

1.28	"Review Period" shall have the meaning set forth in Section 5.1

1.29	“Rolling Forecast” shall have the meaning set forth in Section 4.1.

1.30	‘’Services’’ means the services in accordance with Exhibit A

1.31	“Specifications” means the procedures, requirements, acceptance criteria, standards, quality control testing and other data and the scope of services as set forth in Exhibit A which are hereby incorporated by reference into this Agreement, along with the processes for formulating the Product set forth in other documents transferred or to be transferred to PROVIDER, and in each case any other valid amendments or modifications thereto

1.32	“Technology Transfer” means those of the Services directed to the transfer of technology and processes to enable PROVIDER to Process the Product at the Facility.

1.33	“Term” shall have the meaning set forth in Section 16.1.

1.34	“Territory” means the United States of America, the European Economic Area, Canada, provinces and territories.

1.35	“PROVIDER Technology” shall have the meaning set forth in Article 11.

1.36	“$” and “dollars” mean United States dollars.

ARTICLE 2

PROCESSING AND RELATED SERVICES

2.1	Supply and Purchase of Product and/or Services. During the Term, PROVIDER agrees to Process the Product or to render the Services in accordance with the Specifications, the Act, Applicable Laws and the terms and conditions of this Agreement, and with the skill, care and diligence reasonably to be expected of a competent pharmaceutical manufacturer. CUSTOMER shall purchase Product and/or Services from PROVIDER in accordance with the terms and conditions of this Agreement.

2.2	Technology Transfer Co-operation. The parties shall use commercially reasonable efforts to ensure that the Technology Transfer is completed in accordance with its agreed timelines and in any event as soon as possible. In particular, the parties shall co-operate with each other and with any required third party in good faith with respect to unforeseen contingencies. PROVIDER shall provide timely assistance and documentation as reasonably requested by CUSTOMER from time to time.

2.3	Project Team. Forthwith after the Effective Date, the parties shall establish a Project Team to oversee the Technology Transfer and the provision of the other Services (the “Project Team”). The Project Team shall consist of representatives of each party who are appropriately skilled and knowledgeable about the Services and in the case of PROVIDER directly involved in their performance. CUSTOMER shall be entitled to appoint one or more employees and/or consultants of any downstream customer of the Product as its representatives.

The parties may replace their representatives on the Project Team from time to time, but any appointment by PROVIDER shall require the consent of CUSTOMER, which shall not be unreasonably withheld or delayed.

The Project Team shall meet at least once every two weeks. At its meetings, each party shall communicate any useful information about the Technology Transfer, and without prejudice to the generality of the foregoing any anticipated delays in the delivery of the Services. The Project Team may make recommendations to the parties, but shall not have the authority to amend the scope of the Services; all such amendments shall be made only by written agreement of duly authorised representatives of the parties,

The parties shall pay their own costs of attendance at meetings of the Project Team including travel and accommodation.

2.4	Conduct of Representatives. Each party shall ensure that its personnel at the other’s facility comply with the other’s safety and security rules and other rules applicable to those working at the applicable facilities.

2.5	Other Related Services. PROVIDER may provide other services upon terms and conditions agreed to by the Parties in writing from time to time.

ARTICLE 3

MATERIALS

3.1	API For Processing of products, subject to CUSTOMER pre-approval in writing of both the supplier and the costs, PROVIDER will purchase API as per Exhibit A in quantities sufficient to meet CUSTOMER’s requirements for the Product as further set forth in Article 4. PROVIDER shall conduct appropriate release testing of the API as outlined in the Quality Agreement to be concluded further the conclusion of the Agreement as per Article 9.6 (“Quality Agreement”).

3.2	Raw Materials (other then API).PROVIDER shall be responsible for procuring, inspecting and releasing adequate Raw Materials as necessary to meet the Firm Commitment, unless otherwise agreed to by the Parties. The suppliers and costs of Raw Materials will be specified in the Specifications or otherwise agreed to in writing in advance by CUSTOMER. The CUSTOMER should be advised of any changes to suppliers of non-API raw materials.

3.3	Reimbursement for Materials. In the event of (A) a Specification change requested by CUSTOMER or PROVIDER for CUSTOMER’s benefit and agreed by CUSTOMER, or to comply with any new requirement of a Regulatory Authority and agreed by CUSTOMER, or (B) termination of this Agreement by CUSTOMER without cause or expiration of this Agreement, CUSTOMER shall bear the cost of any unused Raw Materials (at PROVIDER’s purchase cost) reasonably ordered consistent with the timelines of this Agreement and that cannot otherwise be used by PROVIDER or returned for credit, provided that PROVIDER purchased such Raw Materials in quantities consistent with CUSTOMER’s most recent Firm Commitment.

ARTICLE 4

PURCHASING; CHANGES

4.1	CUSTOMER’s Modification or Cancellation. At any time prior to the scheduled date for delivery of Product, CUSTOMER may cancel such delivery or request a modification of the confirmed delivery date, Specifications or quantity of Product or Services in such Purchase Order by submitting a written change order (“Change Order”) to PROVIDER. If a Change Order is submitted less than sixty (60) days prior to the relevant Delivery Date, such Change Order shall be effective and binding against PROVIDER only upon the written acceptance by PROVIDER, which approval shall not be unreasonably withheld, delayed or conditioned.

4.2	Unplanned Delay or Elimination of Processing. PROVIDER shall in a timely manner fill each requirement for Product, subject to the terms and conditions of this Agreement. PROVIDER shall notify CUSTOMER within not more than 5 working days if PROVIDER determines that any Processing will be delayed or eliminated for any reason, provided that such notice shall not relieve PROVIDER of any of its obligations under this Agreement, absent the written consent of CUSTOMER.

ARTICLE 5

TESTING; SAMPLES; RELEASE

5.1	Product release. PROVIDER shall release to CUSTOMER, or its designee, the Product as per the process outline in the Quality Agreement. If CUSTOMER determines that such Batch is defective or does not conform to the Specifications, the Act and Applicable Laws, CUSTOMER shall promptly, but in no event no later than 45 business days after receiving the batch of Product (the “Review Period”), provide to PROVIDER a notice of its determination. If PROVIDER agrees that such Batch is defective or non-conforming as aforesaid, PROVIDER will, at CUSTOMER’s option, either replace such Batch in accordance with Section 5.3 below, or credit any payments made by CUSTOMER for such Batch, including the amount of lost API when supplied and paid by CUSTOMER, if applicable. If PROVIDER does not agree with CUSTOMER’s determination that such Batch fails to meet the Specifications, then after reasonable efforts to resolve the disagreement, either Party may submit a sample from the Batch to an independent third party in accordance with Section 5.2 below. If CUSTOMER (a) notifies PROVIDER that the Product meets the Specifications, as provided above, or (ii) does not notify PROVIDER that the Product is non-conforming prior to the end of the Review Period, then the Product shall be deemed to have been accepted by CUSTOMER, and PROVIDER shall invoice CUSTOMER for such Batch.

5.2	Disagreements Regarding Product Conformity. In the event of a disagreement between the Parties regarding whether the Product meets the Specifications, the Parties shall appoint KABS Pharmaceutical Services or another independent laboratory that has been mutually agreed upon to review records, test data and to perform the comparative tests and/or analyses set forth in the Specifications, on a sample of the alleged Defective Product (as defined in Section 5.3 below). KABS Pharmaceutical Services shall conduct the conformity tests within a reasonable period of time to be agreed upon. The results of the independent review shall be final and binding. Unless otherwise agreed to by the Parties in writing, the costs associated with such testing and review shall be borne by the non-prevailing Party.

5.3	Replacement. In the event that CUSTOMER alleges that Product does not comply with the warranty set forth in Section 12.1, at CUSTOMER’s sole option, PROVIDER shall replace such Product as soon as possible and in any event within 60 (sixty) days following such request. If it is agreed or determined that such Product did not meet the warranty referred to (“Defective Product”), such replacement shall be at PROVIDER’s sole expense, including shipment expenses of returning of the Defective Product and priority shipment of conforming Products to CUSTOMER. This is without prejudice to CUSTOMER’s right to claim additional damages. Where it is determined that such Product was not Defective Product, such expenses shall be for the account of CUSTOMER, at prices consistent with those for the original shipment.

5.4	Sample Retention. Unless the parties agree otherwise in writing, PROVIDER will maintain raw material, clinical supply and analytical samples in storage for a time period based upon sample retention policy, or such longer period of time as CUSTOMER may reasonably request or any Regulatory Authority may request or require.

ARTICLE 6

DELIVERY

6.1	Delivery. PROVIDER shall segregate and store all Product until acceptance as set forth in Exhibit A. Upon such acceptance, PROVIDER shall tender the Product for delivery, F.O.B. the Facility. CUSTOMER or designee shall be responsible for all costs and risk of loss associated with shipment of the Product once Product is tendered for delivery. Carrier to ship the Product shall be designate by the CUSTOMER or designee.

ARTICLE 7

PRICING AND PAYMENT

7.1	Pricing. CUSTOMER shall pay to PROVIDER the pricing set forth on Exhibit A (“Pricing”) for all Product and Services delivered in accordance with the terms of this Agreement. No additional charges shall be payable for any work conducted by PROVIDER except as expressly set forth in this Agreement or as pre-approved in writing by CUSTOMER.

7.2	Payment Terms. PROVIDER shall invoice CUSTOMER for all Product and Services as provided in Exhibit A and payment for any undisputed portions of such invoices shall be due within thirty (30) days after the date of the receipt of such invoice. Other than for invoices which are under dispute in good faith, in the event payment is not received by PROVIDER on or before the forty-fifth (45th) day after the date of the receipt of the invoice, then such unpaid amounts shall accrue interest at the rate of five percent (5%) per annum until paid in full.

ARTICLE 8

CHANGES TO SPECIFICATIONS

8.1	All Specifications and any changes thereto agreed to by the Parties from time to time shall be in writing, dated and signed by the Parties. No change in the Specifications shall be implemented by PROVIDER, whether requested by CUSTOMER or requested or required by any Regulatory Authority, until the Parties have agreed in writing to such change, the implementation date of such change, and any increase or decrease in costs, expenses or fees associated with such change. PROVIDER shall respond promptly to any request made by CUSTOMER for a change in the Specifications, and both parties shall use commercially reasonable, good faith efforts to agree to the terms of such change in a timely manner. If after initial Product qualification, CUSTOMER requests a change in the Specifications for its own benefit or to comply with the requirements of a Regulatory Authority, the Specifications shall be amended as soon as possible after a request is made for any change in Specifications, and PROVIDER shall notify CUSTOMER of the costs associated with such change and shall provide such supporting documentation as CUSTOMER may reasonably require. CUSTOMER shall pay all costs associated with such CUSTOMER's requested changes or changes required by a Regulatory Authority as may be agreed upon by the Parties. Changes, agreed to between the Parties, for the benefit or at the request of PROVIDER, shall be at the expense of PROVIDER. If there is a conflict between the terms of this Agreement and the terms of the Specifications, this Agreement shall prevail.

ARTICLE 9

RECORDS; REGULATORY MATTERS

9.1	Recordkeeping. PROVIDER shall maintain for the duration of this Agreement and thereafter for so long as specified by Applicable Law or Regulatory Authorities, true and accurate books, records, test and laboratory data, batch documentation, reports and all other information relating to Processing under this Agreement, including all information required to be maintained by all Specifications, the Act and Applicable Laws.

9.2	Regulatory Compliance. PROVIDER, with the assistance of CUSTOMER or designee, at PROVIDER's expense, shall obtain all permits and licenses required by any Canadian federal, provincial or local regulatory agency or any other Regulatory Authority with respect to the Product and the Processing under this Agreement, including any product licenses, applications and amendments in connection therewith. PROVIDER will be responsible to obtain and maintain all permits and licenses required by any Regulatory Authority with respect to the Facility. During the Term, PROVIDER will assist CUSTOMER or designee with all regulatory matters relating to Processing under this Agreement, at CUSTOMER’s request and at CUSTOMER’s expense. Each party intends and commits to cooperate to satisfy the Act and all Applicable Laws relating to Processing under this Agreement. PROVIDER shall provide an Establishment License to CUSTOMER annually during the Term.

9.3	Governmental Inspections and Requests. PROVIDER shall immediately advise CUSTOMER if an authorized agent of any Regulatory Authority requests to visit the Facility concerning the Product. PROVIDER shall permit CUSTOMER to have a representative present for any such Product-specific Facility inspection. PROVIDER shall also advise the CUSTOMER of any audits by Regulatory Authorities that may have an impact on the Product and provide audit results upon request.

9.4	CUSTOMER Inspections and Audits.

A.	Except for circumstances as set forth in Section 9.4, during the term of this Agreement, duly-authorized employees, agents and representatives of CUSTOMER (for the avoidance of doubt including any employees or consultants of a customer of CUSTOMER, duly authorized) and all Regulatory Authorities shall be granted access upon prior notice, or in accordance with the Applicable Law and at reasonable times during regular business hours to only the portion of the Facilities where PROVIDER Processes the Product for the purpose of inspecting and verifying that PROVIDER is Processing the Product in accordance with cGMPs, the Specifications and to PROVIDER's records related to the Agreement.

B.	With due regard to information and operations which constitute Proprietary Information of PROVIDER, duly-authorized employees, agents and representatives of CUSTOMER (for the avoidance of doubt including any employees or consultants of a customer of CUSTOMER, duly authorized) and all Regulatory Authorities shall have the right to inspect PROVIDER Batch Records relating to Product and those portions of PROVIDER’s Facilities used for Processing Product. CUSTOMER’s Quality Assurance Manager will arrange audit visits with PROVIDER Quality Management.

9.5	Recall. In the event PROVIDER believes a recall, field alert, Product withdrawal or field correction may be necessary with respect to any Product provided under this Agreement, PROVIDER shall immediately notify CUSTOMER in writing. In the event CUSTOMER or designee believes a recall, field alert, Product withdrawal or field correction may be necessary with respect to any Product provided under this Agreement, CUSTOMER shall immediately notify PROVIDER in writing and PROVIDER shall provide all necessary cooperation and assistance to CUSTOMER. CUSTOMER or designee shall solely control the implementation of such recall, field alert, Product withdrawal or field correction. The cost of any recall, field alert, Product withdrawal or field correction shall be borne by CUSTOMER or designee unless such recall, field alert, Product withdrawal or field correction is caused by PROVIDER’s breach of its representations, warranties and obligations under this Agreement or the Act or Applicable Laws or its negligence or willful misconduct, then such cost shall be borne by PROVIDER. For purposes hereof, such cost shall be limited to reasonable, actual and documented costs incurred by CUSTOMER for such recall, withdrawal or correction, and replacement of the Defective Product to be recalled, in accordance with Article 5. CUSTOMER shall solely control the implementation of any such recall, field alert, withdrawal or field correction.

9.6	Quality Agreements. Forthwith after executing this Agreement, the parties shall execute a Quality Agreement in substantially the form attached to this Agreement as Exhibit B. The Quality Agreement shall in no way determine liability or financial responsibility of the parties for the responsibilities set forth therein. In case of conflict between the terms of the Quality Agreement and this Agreement, this Agreement shall prevail.

ARTICLE 10

CONFIDENTIAL INFORMATION

10.1	In this Article 10, “Confidential Information” means confidential and proprietary information, including inventions, works of authorship, trade secrets, specifications, designs, data, know-how and other proprietary information relating to the Product, the Specifications, processing of the Product, processes, services and business of the disclosing party which is or has been disclosed by the parties to each other in the course of its activities under this Agreement and is marked or otherwise reasonably identified as confidential. For clarity, in the case of CUSTOMER, "Confidential Information" also includes such information belonging to and/or relating to any person or entity to whom CUSTOMER may supply the Product, and regardless of whether that information is disclosed to PROVIDER by such a person, by CUSTOMER, or by any third party acting for either of them.

10.2	Any Confidential Information disclosed by the disclosing party shall be used by the receiving party exclusively for the purposes of fulfilling the receiving party’s obligations under this Agreement and for no other purpose.

10.3	Save as otherwise specifically provided herein (and in particular subject to Section 10.11), each party shall disclose Confidential Information of the other party only to those employees, representatives and agents requiring knowledge thereof in connection with fulfilling the party’s obligations under this Agreement.

10.4	Each party further agrees to inform all such employees, representatives and agents of the terms and provisions of this Agreement relating to Confidential Information and their duties hereunder and to obtain their agreement hereto as a condition of receiving Confidential Information.

10.5	Each party shall exercise the same standard of care as it would itself exercise in relation to its own confidential information (but in no event less than a reasonable standard of care) to protect and preserve the proprietary and confidential nature of the Confidential Information disclosed to it by the other party.

10.6	Each party shall promptly, upon request of the other party, return all documents and any copies thereof containing Confidential Information belonging to, or disclosed by, such other party.

10.7	Any disclosure in breach of this Article 10 by any person informed by one of the parties is considered a breach by the party itself.

10.8	Confidential Information shall be deemed not to include:

10.8.1	information which is in the public domain;

10.8.2	information which is made public through no breach of this Agreement;

10.8.3	information which is independently developed by a party, as evidenced by such party’s records; or

10.8.4	information that becomes available to a receiving party on a non-confidential basis, whether directly or indirectly, from a source other than another party hereto, which source did not acquire this information on a confidential basis.

10.9	The parties agree that the obligations of this Article 10 are necessary and reasonable in order to protect the parties’ respective businesses, and each party agrees that monetary damages would be inadequate to compensate a party for any breach by the other party of its covenants and agreements set forth herein.

10.10	Announcements. Subject to Section 10.11, no announcement or public statement concerning the existence, subject matter or any term of this Agreement shall be made by or on behalf of any party hereto without the prior written approval of the other party or parties. The terms of any such announcement shall be agreed in good faith by the parties.

10.11	Required Disclosures. A party (the “Disclosing Party”) will be entitled to make an announcement or public statement or to disclose Confidential Information that the Disclosing Party is required to make or disclose pursuant to:

10.11.1	a valid order of a court or Governmental Authority; or

10.11.2	any other requirement of law or any securities or stock exchange;

provided that if the Disclosing Party becomes legally required to make such announcement, public statement or disclosure hereunder, the Disclosing Party shall give the other party prompt notice of such fact to enable that other party to seek a protective order or other appropriate remedy concerning any such announcement, public statement or disclosure, including confidential treatment and/or appropriate redactions.

The Disclosing Party shall fully co-operate with the other party in connection with that other party's efforts to obtain any such order or other remedy. If any such order or other remedy does not fully preclude announcement, public statement or disclosure, the Disclosing Party shall make such announcement, public statement or disclosure only to the extent that the same is legally required.

ARTICLE 11

INTELLECTUAL PROPERTY

11.1	As between PROVIDER and CUSTOMER, all PROVIDER and UMAN Technology, including, without limitation, all improvements, developments, derivatives or modifications to the PROVIDER and UMAN Technology, shall be owned exclusively by PROVIDER and/or UMAN and, except as set forth herein no right or license in PROVIDER or UMAN Technology is transferred or granted to CUSTOMER. As between PROVIDER and CUSTOMER, all CUSTOMER Technology, including, without limitation, all improvements, developments, derivatives or modifications to the CUSTOMER Technology shall be owned exclusively by CUSTOMER. CUSTOMER hereby grants to PROVIDER a non-exclusive, royalty-free license for the term of this Agreement to use CUSTOMER Technology, if any, but solely for the purpose of carrying out PROVIDER’s obligations under this Agreement. For purposes hereof, PROVIDER Technology means all PROVIDER or UMAN Confidential Information, intellectual property, and developments (including, all patents, patent applications, know-how, inventions, designs, concepts, improvements or technical information), owned, licensed or used by PROVIDER or UMAN in developing, formulating, manufacturing, filling, processing or packaging of pharmaceuticals and the packaging equipment, processes or methods of packaging, or any improvements to any of the foregoing, in each case prior to the date of this Agreement. For purposes hereof, CUSTOMER Technology means all Confidential Information, intellectual property and developments owned, developed, licensed or used by CUSTOMER including, without limitation, patents, patent applications, know-how, inventions, designs, concepts, improvements, technical information, trademarks or trade names owned, licensed or used by CUSTOMER or a Third Party that CUSTOMER is representing or any improvements to any of the foregoing owned by CUSTOMER or a Third Party that Customer is representing prior to the date of this Agreement. For the avoidance of doubt, all inventions or improvements with respect to the Product (“NEW PRODUCT IP”) shall be the property of PROVIDER but will be immediately sold and assigned to CUSTOMER once the NEW PRODUCT IP comes into existence. PROVIDER hereby sells and assigns to CUSTOMER all of PROVIDERS right, title and interest to the NEW PRODUCT IP and the cost of sale and assignment of the NEW PRODUCT IP is included in the amount that CUSTOMER agrees to pay PROVIDER as described in EXHIBIT A. Once the NEW PRODUCT IP is assigned by PROVIDER to CUSTOMER it then becomes the sole and exclusive property of the CUSTOMER. The CUSTOMER shall have the right to use such NEW PRODUCT IP for any and all purposes, and shall have the full, unrestricted right to assign, license or otherwise transfer any such NEW PRODUCT IP and the deliverables without any further payment to PROVIDER. The Master Manufacturing Document shall for the avoidance of doubt be considered CUSTOMER Technology.

11.2	PROVIDER shall not incorporate into its Processing of the Product any PROVIDER or UMAN Technology.

ARTICLE 12

REPRESENTATIONS AND WARRANTIES

12.1	PROVIDER represents and warrants to CUSTOMER that:

A.	At the time of delivery of the Product and/or the Services as provided in Section 6.1, such Product and/or Services will conform to and will have been Processed in conformance with the Specifications and the Act and Applicable Laws;

B.	PROVIDER will be solely responsible for and will obtain all governmental approvals, permits and licenses necessary or desirable in connection with the Processing of the Product in the Territory.

C.	It has, and shall have, good, complete and valid rights, title and interest to utilize the PROVIDER Technology utilized in connection with the Product and as contemplated by this Agreement. There are no patents owned by others which would be infringed or misused by PROVIDER’s performance of the Agreement and, to its best knowledge, no trade secrets or other proprietary rights of others which would be infringed or misused by PROVIDER’s performance of this Agreement.

D.	THE LIMITED WARRANTY SET FORTH IN THIS SECTION 12.1 IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY AND ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE. EXCEPT FOR THE WARRANTY EXPRESSED IN THIS SECTION 12.1, PROVIDER MAKES NO OTHER WARRANTY, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE PROCESSING OR THE PRODUCT.

12.2	CUSTOMER represents, warrants and covenants to PROVIDER that:

A.	If CUSTOMER or a Third Party that CUSTOMER is representing supplies API to PROVIDER, API will comply with all applicable Specifications, will have been produced in compliance with the Applicable Laws, and will be provided in accordance with the terms and conditions of this Agreement;

B.	It or a Third Party that CUSTOMER is representing has all necessary authority and all right, title and interest in and to any CUSTOMER Technology ;

C.	CUSTOMER will comply with all laws, rules, regulations and guidelines applicable to CUSTOMER’s performance under this Agreement.

12.3	Mutual. Each party hereby represents and warrants to the other party that:

A.	Such party (1) is duly organized, validly existing and in good standing under the laws in which it is organized, (2) has the corporate power and authority and the legal right to own and operate its property and assets, and to carry on its business as it is now being conducted, and (3) is in compliance with all requirements of applicable law, except to the extent that any noncompliance would not materially adversely affect such party’s ability to perform its obligations under the Agreement;

B.	Such party (1) has the corporate power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder and thereunder and (2) has taken all necessary action on its part to authorize the execution and delivery of the Agreement and the performance of its obligations hereunder;

C.	This Agreement is validly executed and delivered on behalf of such party, and constitutes a legal, valid, binding obligation, enforceable against such party in accordance with its terms;

D.	All necessary consents, approvals and authorizations of all agencies and other persons required to be obtained by such party in connection with the Agreement have been obtained; and

E.	The execution and delivery of this Agreement and the performance of such party’s obligations hereunder (1) do not conflict with or violate any requirement of applicable laws or regulations or any material contractual obligation of such party and (2) do not materially conflict with, or constitute a material default or require any consent under, any material contractual obligation of such party.

ARTICLE 13

INDEMNIFICATION

13.1	Indemnification by PROVIDER.PROVIDER shall indemnify and hold harmless CUSTOMER, its Affiliates, directors, officers employees and agents from and against any and all suits, claims, losses, demands, liabilities, damages, costs and expenses (including reasonable attorney’s fees) in connection with any suit, demand or action by any third party (“Losses”) arising out of or resulting from (A) any actual or alleged breach of its representations, warranties or obligations under this Agreement; (B) any negligence or willful misconduct by PROVIDER , except to the extent that any of the foregoing arises out of or results from the actual or alleged negligence, willful misconduct or breach of this Agreement by CUSTOMER; or (C) any actual or alleged infringement or violation of any patent, trade secret, copyright, trademark or other proprietary rights by PROVIDER in Processing the Product, except to the extent such process was provided by CUSTOMER.

13.2	Indemnification by CUSTOMER. CUSTOMER shall indemnify and hold harmless PROVIDER, its Affiliates, directors, officers employees and agents from and against all Losses arising out of or resulting from (A) any actual or alleged breach of its representations, warranties or obligations under this Agreement; (B) any actual or alleged infringement or violation of any patent, trade secret, copyright, trademark or other proprietary rights arising from the Processing of the Product by PROVIDER to the extent that such process is provided by CUSTOMER; or (C) any negligence or willful misconduct by CUSTOMER, except to the extent that any of the foregoing arises out of or results from the negligence, willful misconduct or breach of by PROVIDER of its representations, warranties or obligations under this Agreement.

13.3	Indemnification Procedures. All indemnification obligations in this Agreement are conditioned upon the party seeking indemnification (the “Indemnified Party”): (A) promptly notifying the indemnifying party (the “Indemnifying Party”) of any claim or liability of which the party seeking indemnification becomes aware (including a copy of any related complaint, summons, notice or other instrument), provided, however, that failure to provide such notice within a reasonable period of time shall not relieve the Indemnifying Party of any of its obligations hereunder except to the extent the Indemnifying Party is materially prejudiced by such failure; (B) cooperating with the Indemnifying Party in the defense of any such claim or liability (at the Indemnifying Party’s expense), and (C) not compromising or settling any claim or liability without prior written consent of the Indemnifying Party. The liability of an Indemnifying Party under Article 13 with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in Article 13 (“Third Party Claims”) shall be governed by and contingent upon the following additional terms and conditions. If an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim within thirty (30) days of the receipt by the Indemnified Party of such notice; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article 13 except to the extent the Indemnifying Party is materially prejudiced by such failure. The Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within thirty (30) days of the receipt of such notice from the Indemnified Party; provided, however, that if there exists a material conflict of interest that would make it inappropriate for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel, at the expense of the Indemnifying Party, provided that the Indemnifying Party shall not be obligated to pay the reasonable fees and expenses of more than one separate counsel for all Indemnified Parties, taken together. In the event the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, all witnesses, pertinent records, materials and information in the Indemnified Party’s possession or under the Indemnified Party’s control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, all such witnesses, records, materials and information in the Indemnifying Party’s possession or under the Indemnifying Party’s control relating thereto as is reasonably required by the Indemnified Party. The Indemnifying Party shall not, without the written consent of the Indemnified Party (which shall not be unreasonably withheld or delayed), (a) settle or compromise any Third Party Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnified Party of a written release from all liability in respect of such Third Party Claim or (b) settle or compromise any Third Party Claim if the settlement imposes equitable remedies or material obligations on the Indemnified Party other than financial obligations for which such Indemnified Party will be indemnified hereunder and which contains no admission of fault or wrongdoing. No Third Party Claim shall be settled or compromised by the Indemnified Party without the written consent of the Indemnifying Party (which shall not be unreasonably withheld or delayed) if such settlement or compromise would result in an obligation of the Indemnifying Party to indemnify such Indemnified Party, or would otherwise result in liability of, or have an adverse impact upon, such Indemnifying Party.

ARTICLE 14

INSURANCE

14.1	PROVIDER Insurance. PROVIDER shall, at its own cost and expense, obtain and maintain Commercial General Liability insurance and errors and emissions insurance with per-occurrence limits of not less than [****] and general aggregate limits of not less than [****] , including umbrella coverage. PROVIDER shall cause UMAN to, at its own cost and expense, obtain and maintain in full force and effect the following insurance during the term of this Agreement: (A) Commercial General Liability insurance with per-occurrence limits of not less than $[****] and general aggregate limits of not less than $, including umbrella coverage; (B) Products and Completed Operations Liability Insurance with per-occurrence and general aggregate limits of not less than $[****]; and (C) Workers’ Compensation and Employer’s Liability Insurance with statutory limits for Workers’ Compensation and Employer’s Liability insurance limits of not less than $[****]. In the event that any of the required policies of insurance are written on a claims made basis, then such policies shall be maintained during the entire Term and for a period of not less than three (3) years following the termination or expiration of this Agreement. PROVIDER shall cause UMAN to furnish certificates of insurance for all of the above noted policies to CUSTOMER as soon as practicable after the Effective Date of the Agreement and upon renewal of any such policies.

14.2	CUSTOMER Insurance. CUSTOMER shall, at its own cost and expense, obtain and maintain in full force and effect the following insurance starting from the date on which API is delivered to Uman and further during the term of this Agreement as appears below: (A) Commercial General Liability insurance of not less than $[****] and general aggregate limits of not less than $[****] , including umbrella coverage; (B) Product Liability Insurance with per-occurrence and general aggregate limits of not less than $[****], including umbrella coverage; (C) All Risk Property Insurance in an amount equal to full replacement value covering CUSTOMER’s property while it is at UMAN’s facility and (D) transit coverage in an amount not less than $[****] while CUSTOMER’s property is in transit to or from UMAN ’s facility. In the event that any of the required policies of insurance are written on a claim made basis, then such policies shall be maintained during the entire Term and for items A and B above for a period of not less than three (3) years following release of the clinical trial material. For items C and D above such policies will be maintained only so long as CUSTOMER property is under Uman's legal responsibility , i.e. until shipment of the material from Uman and its receipt by a third party. CUSTOMER shall furnish certificates of insurance for all of the above noted policies to PROVIDER as soon as practicable after the insurance has to be effective according to the above and upon renewal of any such policies.

ARTICLE 15

TERM AND TERMINATION

15.1	Term. This Agreement shall commence on the Effective Date and shall continue until the final payment set out in Exhibit A has been made (the “Term”),

15.2	Termination by Either Party.

A.	Material Breach. Either party may terminate this Agreement effective upon thirty (30) days prior written notice to the other party, if the other party commits a material breach of this Agreement and fails to cure such breach by the end of such thirty (30) day period..

B.	Bankruptcy. Either party may terminate this Agreement effective upon written notice to the other party, if the other party becomes insolvent or admits in writing its inability to pay its debts as they become due, files a petition for bankruptcy, makes an assignment for the benefit of its creditors or has a receiver, trustee or other court officer appointed for its properties or assets.

15.3	Without Cause. CUSTOMER may terminate this Agreement without cause upon thirty (30) days prior written notice to PROVIDER.

15.4	Effect of Termination.

A.	Expiration or termination of this Agreement shall be without prejudice to any rights or obligations that accrued to the benefit of either party prior to such expiration or termination.

B.	In the event of termination other than by expiry, the parties shall co-operate to achieve an orderly winding down of the Services so as to reasonably protect the interests of both parties.

C.	Unless otherwise agreed, for termination initiated by CUSTOMER, CUSTOMER shall also be required to pay for (A) completed but not yet shipped Product and (B) Product in process and Product shipped but not yet invoiced in the event that this Agreement is terminated for reasons other than PROVIDER’s default. In the event CUSTOMER breaches or terminates this Agreement (other than as a result of a breach of this Agreement by PROVIDER ) or if PROVIDER terminates this Agreement under Section 15.2 hereof, CUSTOMER will also be required to pay PROVIDER for its direct cost of all materials purchased by PROVIDER for Processing. CUSTOMER shall specify the location to which delivery, at CUSTOMER’s expense, of the foregoing is to be made.

D.	PROVIDER shall provide such assistance as CUSTOMER may reasonably request for the purpose of transferring the process of manufacture of the Product to another manufacturer. The parties will co-operate in good faith to determine a plan for such work, which shall be such as to minimize the disruption to PROVIDER's other business interests. Except where this Agreement is terminated by CUSTOMER pursuant to Section 16.2 (breach or bankruptcy of PROVIDER), PROVIDER shall be entitled to charge CUSTOMER for such work at its normal charge-out rate provided that such rate is commensurate with industry standards for the same type of work and was pre-approved in writing by CUSTOMER.

ARTICLE 16

NOTICE

16.1	All notices and other communications hereunder shall be in writing and shall be deemed given: (A) when delivered personally; (B) when delivered by facsimile transmission (receipt verified); (C) when received or refused, if mailed by registered or certified mail (return receipt requested), postage prepaid; or (D) when delivered if sent by express courier service, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided, that notices of a change of address shall be effective only upon receipt thereof):

To PROVIDER:	7810962 CANADA INC

245 Victoria Ave, Suite 100, Montreal, Quebec, H3Z 2M6, Canada
Attention: Alain Guimond, PhD, Senior Director of Research
Facsimile: +1 514-315-9029

To CUSTOMER:	RedHhill Biopharma Ltd.
42 Givati St. Ramat-Gan 52232, Israel
Attention: Ori Shilo, VP Finance & Operations
Facsimile: +972 3 7255 723

ARTICLE 17

MISCELLANEOUS

17.1	Entire Agreement; Amendments. This Agreement including the attachments, as well as the Confidentiality Agreement entered into on the date of this Agreement,constitute the entire understanding between the parties and supersedes any contracts, agreements or understanding (oral or written) of the parties with respect to the subject matter hereof. No term of this Agreement may be amended except upon written agreement of both parties, unless otherwise provided in this Agreement.

17.2	Captions. The captions in this Agreement are for convenience only and are not to be interpreted or construed as a substantive part of this Agreement.

17.3	Further Assurances. The parties agree to execute, acknowledge and deliver such further instruments and to take all such other incidental acts as may be reasonably necessary or appropriate to carry out the purpose and intent of this Agreement.

17.4	No Waiver. Failure by either party to insist upon strict compliance with any term of this Agreement in any one or more instances will not be deemed to be a waiver of its rights to insist upon such strict compliance with respect to any subsequent failure.

17.5	Severability. If any term of this Agreement is declared invalid or unenforceable by a court or other body of competent jurisdiction, the remaining terms of this Agreement will continue in full force and effect.

17.6	Independent Contractors. The relationship of the parties is that of independent contractors, and neither party will incur any debts or make any commitments for the other party except to the extent expressly provided in this Agreement. Nothing in this Agreement is intended to create or will be construed as creating between the parties the relationship of joint ventures, co-partners, employer/employee or principal and agent.

17.7	Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties, their successors and permitted assigns. Neither party may assign this Agreement, in whole or in part, without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), except that either party may, without the other party’s consent, assign this Agreement to an Affiliate or to a successor to substantially all of the business or assets of the assigning company (or the assigning company’s business unit responsible for the performance of this Agreement), or, in the case of CUSTOMER, to a successor to all of the assets relating to the Product or to a customer of CUSTOMER to which the product relates.

17.8	Governing Law. This Agreement shall be governed by and construed under the laws of the Province of Quebec, Canada, excluding its conflicts of law provisions.

17.9	Jurisdiction. The parties agree that the courts of Quebec, Canada, shall have exclusive jurisdiction to determine any dispute, controversy or disagreement between the Parties in connection with this Agreement. The Parties further agree that all proceedings will be in the English language.

17.10	Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

17.11	Publicity. Neither party will make any press release or other public disclosure regarding this Agreement or the transactions contemplated hereby without the other party's express prior written consent (which shall not be unreasonably withheld, conditioned or delayed), except as required under applicable law or stock exchange requirement or by any governmental agency or Regulatory Authority, in which case the party required to make the press release or public disclosure shall use commercially reasonable efforts to obtain the approval of the other party (which shall not be unreasonably withheld, conditioned or delayed) as to the form, nature and extent of the press release or public disclosure prior to issuing the press release or making the public disclosure.

17.12	Survival. The rights and obligations of the parties shall continue under Articles 5 (Testing; Samples; Release), 7 (Payment Terms), 9 (Records; Regulatory Matters), 10 (Confidential Information), 11 (Intellectual Property), 13 (Indemnification), 14 (Limitations of Liability), 15 (Insurance) to the extent expressly stated therein, 17 (Notice), 18 (Miscellaneous), Section 16.4 (Effect of Termination), notwithstanding expiration or termination of this Agreement.

17.13	Force Majeure. Neither party shall be liable in damages for, nor shall this Agreement be terminable or cancelable by reason of, any delay or default in such party’s performance hereunder if such default or delay is caused by events beyond such party’s reasonable control including, but not limited to, acts of God, war or insurrection destruction of production facilities or materials by earthquake, fire, flood or storm, epidemic or failure of public utilities; provided however, that the party seeking relief hereunder shall immediately notify the other party of such cause(s) beyond such party’s reasonable control. The party that may invoke this section shall use all reasonable endeavors to reinstate its ongoing obligations to the other. If the cause(s) shall continue unabated for sixty (60) days, then both Parties shall meet to discuss and negotiate in good faith what modifications to this Agreement should result from this force majeure.

17.14	English Language. The parties hereto have requested that this service agreement be drafted in the English language. Les parties ont exigé que ce contrat de services soit rédigé en anglais.

The parties are executing this Agreement on the date stated in the introductory clause.

7810962 CANADA INC.		REDHILL BIOPHARMA LTD

By:	/s/ Alain Guimond	By:	/s/ Dror Ben-Asher

Name:	Alain Guimond	Name:	Dror Ben-Asher

Its:	Director of Research	Its:	CEO

EXHIBIT A

SPECIFIC TERMS AND CONDITIONS

Proposal for technology transfer and manufacturing of RHB-104 (Myoconda) Capsules

This proposal serves to confirm our offer, pricing, specifications and the terms and conditions for the above reference project. PROVIDER considers this proposal to be proprietary and confidential.

This proposal may be amended upon mutual agreement of the CUSTOMER and PROVIDER. Any changes should be agreed upon through a change order signed by the CUSTOMER and PROVIDER.

I.	Scope of Services

The scope of this project consists of the services specified and detailed in this Agreement. In particular: [****].

PROVIDER will manufacture clinical and registration batches under cGMP.

The present proposal covers the activities described below.

Part I- Manufacturing process work up/optimization.

We understand the scope of this part consists of common and obligatory technology transfer activities, such as transferring the process as described below.

•	Formulation and Process Transfer

o	PROVIDER will evaluate the formula and current process with in-process control to our manufacturing facilities. PROVIDER will choose the appropriate equipment and operating parameters to meet the feasibility and regulatory requirements. [****]. The CUSTOMER or designee will provide technical assistance to UMAN in the initial process work up

o	In order to confirm the process scale up and optimization, [****]. If the engineering trial conforms to specifications, UMAN may proceed with release of the batch to the CUSTOMER for clinical-trial use.

o	Cleaning assessment – Since the product is known to be difficult to clean, PROVIDER will assess the adequacy of cleaning strategies and methods. Once cleaning strategy and method defined, PROVIDER will discuss the cleaning validation strategy with the CUSTOMER. The product residues analytical method development/ validation, sampling and analysis will be invoiced separately, subject to CUSTOMER’s pre-approval in writing.

o	Packaging evaluation – PROVIDER will suggest the packaging components for this product, preferably based on [****]. Should the CUSTOMER need other packaging type, PROVIDER will discuss with the CUSTOMER the development plan and the cost will be quoted separately.

Part I Cost: [****]

Should this phase require additional work, including and without limitations, formulation or process development, PROVIDER will inform the CUSTOMER concerning the manpower required to execute such additional development tasks and the CUSTOMER and PROVIDER will agree on any additional work required prior to commencement. Provided the additional work is pre-approved by CUSTOMER in writing, PROVIDER will execute and invoice as per the following hourly rates. These rates include project supervision and overhead charges:

[****]

Part II: Analytical work description to support manufacturing and stability testing

We understand the scope of this part consists of common and obligatory technology transfer activities, such as [****] as described below.

[****]

Should this phase require additional work, including and without limitations, troubleshooting or method development, PROVIDER will inform the CUSTOMER concerning the manpower required to execute such development tasks and the CUSTOMER and PROVIDER will agree on any additional work required prior to commencement. Provided pre-approved by CUSTOMER in writing, PROVIDER will execute and invoice as per the following hourly rates, provided pre-approved in writing by CUSTOMER. These rates include project supervision and overhead charges:

[****]

Part III: Manufacturing run 1[****]).

Upon satisfactory results from the tech transfer activities and engineering trial, Uman will manufacture [****]

PROVIDER will also manufacture one [****].

PROVIDER can package and label [****]

The costs of material (APIs, excipients, excluding the packaging materials), release testing, IPC and finished product release testing are included in this quotation.

Part III Cost:	See “Activity and summary costs”

Part IV: Manufacturing run 2 ([****]).

PROVIDER will manufacture [****] to support the drug filing performed by the CUSTOMER. For the [****].

Primary packaging:	TBD

Secondary packaging: NA

Shipper:	TBD

Part IV Cost:	See “Activity and summary costs”

I.	Capital equipment and miscellaneous parts

If any special equipment and/or change parts are required for this project, it will be discussed and agreed to with the customer against specific “User Requirements”. The required equipment will be purchased by PROVIDER and then subject to pre-approval by CUSTOMER in writing billed back to the customer at cost plus administrative fees. This fee is to reflect the time and resources used for developing the equipment specifications, negotiation with suppliers and procurement of the equipment. The equipment shall remain the property of the customer and shall be Loaned Free of charge to PROVIDER at the Candiac site for the term of the supply contract.

[****]. PROVIDER will invoice you during the project and if the budgeted amount is insufficient, PROVIDER and CUSTOMER will discuss and agree on the additional funds to allocate to these items, subject to pre-approval in writing by CUSTOMER.

Notwithstanding the foregoing, the aggregate amount which shall be payable by CUSTOMER under this Agreement shall not exceed [****] unless otherwise agreed between the parties.

[****]

*The cost of finished product is estimated based on the following prices of API’s provided by the suppliers. It may be modified as per the actual optimized costs of API’s which PROVIDER is able to purchase. Due to quantity variations and API pricing, the price per capsule in the proposal is presented as a reference only.

[****]

[****]

[****]

*The cost of finished product is estimated based on the following prices of API’s provided by the suppliers. It may be modified subject to written pre-approval by the CUSTOMER as per the actual optimized costs of API’s which PROVIDER is able to purchase. Due to quantity variations and API pricing, the price per capsule in the proposal is presented as a reference only.

*[****]

Exclusions and comments:

•	To the best of our knowledge we currently do not expect any additional cost for dedicated equipment except for the tooling described in section IV entitled “Capital equipment and miscellaneous parts” However should any additional dedicated equipment be required, the equipment to be purchased will be discussed and agreed in writing by the CUSTOMER prior to any ordering.

•	PROVIDER is not responsible for regulatory filing. Preparation of documentation for regulatory submission is out-of-scope.

Terms of payment:	[****]

Transport:	FOB: Uman Pharma, Candiac, QC

EXHIBIT B

QUALITY AGREEMENT

This Agreement defines the expectations and responsibilities for critical quality processes as outlined in this document.

Uman Pharma Inc.

100 De L’industrie blvd.

Candiac, Quebec

Canada

J5R 1J1

- hereafter named as “UMAN” -

and

CLIENT Inc.

- hereafter named as “CLIENT” -

Uman Pharma Inc.		CLIENT Inc.

By:		By:
	(Signature)		(Signature)
Date:		Date:
Alain Bérubé
Vice-President Compliance & Regulatory Affairs

By:		By:
	(Signature)		(Signature)
Date:		Date:
Alain Hubert
Chief Operating Officer

1.	Purpose of the Agreement

This Agreement outlines operational responsibilities of CLIENT and UMAN with respect to the conduct of activities governed by cGMP (as defined below), in relation to the Products manufactured by UMAN for the benefit of CLIENT.

The following operations are the subject of this Agreement: purchasing, manufacturing, packaging, control, release and storage before shipment.

A matrix of responsibilities included at the end of this Agreement identifies in tabular form the party primarily responsible for the various aspects of this Agreement.

2.	General

This Agreement commences with the effective date of signature and shall terminate one year past the expiration date of the last Batch of product manufactured and/or packaged by Uman for CLIENT (“Term”). In case of conflict between the terms of the Quality Agreement and the Supply Agreement between CLIENT and Uman Pharma dated [•], the Quality Agreement shall control with respect to quality/compliance/regulatory issues and the Supply Agreement shall control to all others issues.

UMAN and CLIENT have the quality related responsibilities specified in this Agreement.

It is the responsibility of all parties to maintain this document current and to ensure that required approvals have been granted by the relevant persons. Any request for amendment of the Agreement must be sent in writing to the other party stating the reasons for the amendment. Both parties must approve the amendment by a written instrument signed by them prior to its implementation.

Annex I is a detailed list of activities per Product covered by this Agreement to be conducted by CLIENT and UMAN.

Annex II is a list of all key contact persons of the parties with their titles and designations.

Annex III lists UMAN approved contract laboratories.

Annex IV is a detailed list of the products covered by this Agreement as amended from time to time.

3.	Communication

UMAN and CLIENT have identified key contact personnel for critical quality processes to ensure responsible individuals are contacted to address issues that may arise.

CLIENT and UMAN may, upon notice to the other party, designate an employee of any of its affiliates to act as a contact person with regard to the responsibilities and obligations hereunder or to fulfill the duties or exercise the rights set out herein.

4.	Definitions

The following capitalised terms and expressions, when used in this Agreement, shall have the following meaning:

4.1	“API” or active pharmaceutical ingredient shall mean the substance in a Product that is pharmaceutically active;

4.2	“Batch Record” shall mean manufacturing document, packaging document, and exception documentation, such as non-conformance report, Deviation Report, CoA and additional documentation, which may have been processed as part of the production and packaging records of the Batch;

4.3	“Bulk Product” shall mean any Product, which has completed all manufacturing stages up to, but not including packaging in a primary container;

4.4	“CoA” shall mean certificate of analysis

4.5	“Contractor” shall mean any UMAN, packager or other third party that performs processing, packaging and/or testing functions with respect to a Product or any other intermediate step of the manufacture of a Product or provides any other Product support services;

4.6	“Deviation” is a temporary modification or exception to usual operating, manufacturing, packaging, testing instructions, test results or procedures;

4.7	“Deviation Report” shall mean a report used to obtain approvals to temporarily modify or to document exceptions to usual operating, manufacturing, packaging, testing instructions, test results or procedures. A Deviation Report does not permanently change existing instructions or standard operation procedures; it is intended to be a specific, “one-time-use” document;

4.8	“cGMP” shall mean good manufacturing practice requirements under applicable laws, guidelines, policies, codes, requirements and standards from time to time promulgated or issued by any Canadian or US governmental agency, which shall include the practices set out in the guidelines published as the Good Manufacturing Practices for Drug Manufacturers and Importers by the Therapeutic Products Directorate of Health Canada, as amended from time to time, for the manufacture of pharmaceutical Products, the Current Good Manufacturing Practices as defined in the United States 21CFR-210, et seq., as amended from time to time, and the Current Good Manufacturing Practices as defined in the Directive 2001/83/EC as amended from time to time;

4.9	“Lot” or “Batch” shall mean a specific quantity of material expected to be homogeneous within specified limits produced or packaged in a process or series of processes;

4.10	“Lot Number” shall mean a unique combination of numbers, letters and /or symbols that identify a Batch and from which the production and distribution history can be determined. Each manufacturing and packaging run conducted for a Product by UMAN will have its own Lot number issued by UMAN that identifies a Batch and from which the production and distribution history can be determined;

4.12	“Material” shall mean all API, excipients, printed or unprinted components, which are used during the manufacturing or packaging process for a Product;

4.13	“Product” shall mean any Product listed in Annex IV, which has completed all processing stages up to final packaging defined in Annex IV.

4.14	“Quality of the Product” shall mean the quality of the product described in Annex IV;

4.15	“Reinspection” shall mean a visual or mechanical evaluation performed to remove/correct defective units and for which the process is not expected to have an adverse effect on product quality. Reinspection should involve the use of a Deviation, except where standard procedure allows for such routine activity in the course of normal processing;

4.16	“Reprocessing” shall mean reprocessing all or part of a Lot of a Bulk Product or Product to a previous step in the manufacturing process due to a failure to meet the Specifications for such Bulk Product or Product. Reprocessing procedures are foreseen as occasionally necessary and pre-approved by the quality assurance departments of UMAN and CLIENT;

4.17	“Rework” shall mean reworking a Bulk Product or Product of a single Lot that failed to meet predetermined Specifications using an alternative manufacturing process. Reworking is an unexpected occurrence and rework must be pre-approved by UMAN and CLIENT and documented per approved Rework documentation requirements and appended to a Deviation Report;

4.18	“Specifications” shall mean a list of tests, references to analytical procedures and appropriate acceptance criteria such as numerical limits, ranges, or any other criteria provided for the test described that are used to determine whether the relevant material is acceptable for its intended used.

5.	Supplier facilities

UMAN facility is currently located at:

100 de l’Industrie blvd

Candiac, QC

Canada

J5R 1J1

Tel: 450-444-9989

Fax: 450-444-8100

UMAN holds a valid establishment license from Health Canada (License # 101692-A) to perform the activities contemplated herein. UMAN agrees and undertakes to maintain its establishment license, current and in force throughout the Term of this Agreement, as per relevant Canadian laws and regulations.

6.	Change Control

UMAN shall maintain a documented system of procedures for controlling changes that may affect the Products, including, but not limited to, changes to Materials, Bulk Product, Product and manufacturing or packaging operations. CLIENT shall be notified of and shall approve, in writing, any and all such changes prior to implementation. UMAN shall provide copies to CLIENT in timely manner. Should CLIENT initiate a request for change on any applicable Specifications, the appropriate UMAN department shall be provided with the proposed Specifications and appropriate documentation, which shall summarise and justify each change.

7.	Master Manufacturing Document

The master manufacturing document specifies the manufacturing process and Materials used to manufacture a specific Bulk Product (“Master Manufacturing Document”). UMAN shall develop and maintain the Master Manufacturing Document that must be approved in a timely manner by CLIENT prior to its use. CLIENT, with the assistance of UMAN, shall ensure that those documents are consistent with the regulatory applications of the relevant Product. Original Master Manufacturing Documents shall be maintained on-site by UMAN and remain available for inspection and review by CLIENT. UMAN shall provide CLIENT with copies of all revised Master Manufacturing Documents on a timely basis. CLIENT shall retain a copy of the Master Manufacturing Documents.

8.	Master Packaging Document

The master packaging document specifies the packaging process and packaging materials used to package a specific Product (“Master Packaging Document”). UMAN shall develop and maintain the Master Packaging Document that must be approved in a timely manner by CLIENT prior to its use. CLIENT, with the assistance of UMAN, shall ensure that those documents are consistent with the regulatory applications of the relevant Product. Original Master Packaging Documents shall be maintained on-site by UMAN and remain available for inspection and review by CLIENT. UMAN shall provide CLIENT with copies of all revised Master Packaging Documents on a timely basis. CLIENT shall receive a copy of the Master Packaging Document.

9.	Material sourcing

All Materials used to manufacture and/or package a Product should be sourced as per this Agreement unless otherwise specified in writing and with the agreement of both UMAN and CLIENT.

9.1.	API

UMAN shall utilize only API meeting CLIENT’s Specifications and sourced from CLIENT’s nominated supplier(s). API shall be ordered from such supplier(s) as per UMAN’s requirements. API ordered by UMAN will be delivered to the UMAN facility with a certificate of analysis from the API manufacturer. UMAN shall not use an alternate source of API without the written consent of CLIENT, which consent shall not be unreasonably withheld. UMAN shall supply a controlled copy of the Specifications for every API used in the Product for review and approval by CLIENT.

9.2.	Excipients

UMAN shall utilise only excipients defined in the Master Manufacturing Document. Excipients shall either comply with the most recent Pharmacopoeia monograph (EP and USP) or UMAN’s Specifications where such excipients are not included in a Pharmacopoeia monograph. In all cases, UMAN shall supply to CLIENT a control copy of the Specifications of each excipient for review and approval. UMAN shall source excipients from reputable companies.

9.3.	Packaging Materials (Unprinted)

UMAN shall utilise only unprinted packaging materials as defined in the Master Packaging Document. UMAN shall supply to CLIENT a control copy of the Specifications of such packaging materials for review and approval. UMAN shall order packaging materials only from reputable companies.

9.4.	Packaging Materials (Printed)

UMAN shall utilise only printed packaging materials that meet CLIENT’s Specifications and are approved by CLIENT. UMAN shall supply to CLIENT a control copy of the Specifications of such packaging materials for review and approval. UMAN shall order packaging materials only from reputable companies.

10.	Testing

Analytical specifications used for API, Bulk Products and Products are to be developed and maintained by UMAN and subject to the approval of CLIENT.

UMAN shall notify CLIENT in accordance with the provisions of Article 6 herein and CLIENT shall approve, in writing, all modifications to the analytical methods and Specifications prior to implementation.

UMAN is authorized to sub-contract analytical tests to the contract laboratories listed in Annex III.

UMAN must ensure that all analytical testing is conducted in accordance with analytical Specifications and that upon receipt of a Lot or part Lot of API, Bulk Product and/or Product, UMAN samples the Lot as per requirements and sends the required number of samples to the laboratory.

10.1.	API

UMAN shall utilize laboratories listed in annex III to test all API. UMAN shall not change or modify the laboratory without the written consent of CLIENT. UMAN QC unit shall have the responsibility for the final approval of the CoA and shall ensure that the results comply with the Specifications.

10.2.	Excipients

UMAN shall utilize laboratories listed in annex III to test excipients. UMAN may use reputable sub-contractor laboratories previously approved by UMAN; such sub-contractor laboratory must be disclosed to CLIENT. UMAN QC unit shall issue final approval of the CoA and shall ensure that the results comply with the Specifications.

10.3.	Bulk Product, Semi-Finished Product and Product

UMAN shall utilize laboratories listed in annex III to test Bulk Product, Semi-Finished Product and Product. UMAN shall not change or modify the laboratory without CLIENT’s prior written consent. UMAN QC unit shall issue final approval of the CoA and shall ensure that the results comply with the Specifications.

11.	Printed Packaging Materials Control

UMAN shall maintain a formal system for printed packaging Materials control that shall ensure, inter alia, that only those labels, printed matter and other packaging Materials that have been approved or provided by CLIENT shall be used. UMAN’s control of printed packaging Materials shall include, but shall not be limited to: (i) secure storage of all packaging Materials; (ii) accountability records; and (iii) packaging line clearance of labelling. UMAN shall ensure that a sample of all printed packaging Materials used in respect of a Product shall be included in the Batch/packaging record of the Product.

UMAN shall sample, examine and release all printed packaging Materials prior to use. CLIENT shall provide, in writing, approved proof copy for all Printed Packaging Materials used by UMAN. UMAN shall supply to CLIENT a controlled copy of its Specifications for review and approval. Any proposed change to the Specifications of the printed packaging material shall be communicated to CLIENT for approval prior to implementation.

12.	Manufacturing of Bulk Product

Bulk Products shall be manufactured at UMAN’s facility according to the specific procedures and instructions described in the Master Manufacturing Document.

Bulk Products shall be manufactured in accordance with the Specifications supplied by CLIENT with the assistance of UMAN and in compliance with all cGMP and any other applicable regulatory requirements and applicable laws and regulations. UMAN shall prepare complete detailed documentation for each Lot, as agreed upon between CLIENT and UMAN. Such documentation shall be readily accessible for review and inspection by CLIENT and/or regulatory authorities if requested.

UMAN shall not be authorized to sub-contract the manufacturing of Bulk Products.

13.	Packaging of Bulk Product

The packaging of Bulk Products shall be done at UMAN’s facility according to the specific procedures and instructions described in the Master Packaging Document.

The packaging of Bulk Products by UMAN shall be carried out in accordance with the Specifications supplied by CLIENT with the assistance of UMAN and in compliance with all cGMP and any other applicable regulatory requirements and applicable laws and regulations. UMAN shall prepare complete and detailed documentation for each Lot, as agreed upon between CLIENT and UMAN. Such documentation shall be readily accessible for review and inspection by CLIENT and/or regulatory authorities if requested.

UMAN shall not be authorized to sub-contract the packaging of Bulk Products.

14. Inspection of the Product

The inspection and in process testing of the Product shall be carried out by UMAN and appropriately documented.

15. Release and Shipment of the Product

Approval for final release and shipment of Product (i.e. release for clinical use), is CLIENT’s responsibility. Approval for initial release (i.e. release by UMAN to CLIENT), is UMAN’s responsibility. In this regard, UMAN shall ensure prior to initial release that the Product complies with the Master Manufacturing and/or Packaging Document and is produced in compliance with applicable cGMP and meets CLIENT’s requirements.

UMAN shall proceed with the initial Product release to CLIENT upon satisfactory review and approval by UMAN Quality Assurance (QA) unit of the following:

15.1.	The executed manufactured Batch record.
15.2.	The executed packaging Batch record.
15.3.	Appropriate and relevant CoAs to test the Materials
15.4.	Appropriate CoAs to test the Bulk Product, Semi-Finished Product or Product.
15.5.	Exception documentation, such as, non-conformance material report, Deviation and additional documentation, which may have been processed as part of the production/packaging record of the relevant Batch.

UMAN shall provide to CLIENT a certificate of manufacturing and cGMP compliance confirming the initial release of the Product along with copies of documents described in sections 15.1, 15.2, 15.3, 15.4 and 15.5 above unless otherwise instructed by CLIENT. UMAN shall not ship any Product until all the elements described in section 15 are reviewed to the satisfaction of UMAN’s QA department.

CLIENT or designee shall be responsible for the final release of the Product upon satisfactory review and approval of the documents generated in accordance with the terms of this Agreement. CLIENT or designee shall issue a certificate of conformance confirming the final release of the Product.

16.	Cold Chain Management

CLIENT or designee shall be responsible for shipment and transport of the Product under the appropriate temperature conditions to maintain Product’s stability, integrity and effectiveness while minimizing the risks of tampering or theft. The Product must also be kept free of contamination, deterioration and adulteration.

17.	Notification and Approval of Deviations and Non-Conformance

17.1.	Deviations

UMAN shall have a written procedure in place to perform a systematic investigation in the event that (i) any Product or process fails to meet Specifications; or (ii) any process Deviation occurs in respect of any Product.

UMAN shall not void out-of-specification (“OOS”) results by retesting unless the investigation determines that laboratory error caused the OOS results. All OOS data and investigation results, whether or not the OOS results are voided by UMAN, shall be retained by UMAN under quarantine. Upon completion of the OOS investigation by UMAN, all OOS data and investigation results of confirmed OOS results shall be communicated to CLIENT for review and approval prior to initial Product release. UMAN shall notify CLIENT within two (2) Business Days of the occurrence of any OOS results or unapproved Deviation in respect of any Product.

All process Deviations shall be approved by CLIENT prior to implementation unless the Deviation is such that it is not reasonable to do so. All Deviations shall be investigated and fully documented by UMAN. This documentation shall be retained as part of the Batch documentation for the Lot affected.

17.2.	Non-Conformance

Material or Product that does not meet established Specifications shall be handled as non-conformances and documented as such, in accordance with UMAN's standard operating procedures. Actions taken to investigate non-conformance and to justify the release of the Lot of material shall be fully documented.

UMAN and CLIENT shall approve all non-conformance documents prior to initial release. Any resulting corrective actions shall be followed through timely closure.

18.	Retained Samples of Materials

UMAN shall retain samples from each incoming lot of Material (with the exception of unprinted and printed packaging materials) in an amount sufficient to comply with any specific regulatory requirements applicable to the Material and, in any case, sufficient to allow at least two (2) full rounds of release tests. UMAN shall hold and retain such samples for a minimum of one (1) year following the expiration of the last Lot of Product containing said Material.

At the request of CLIENT, acting reasonably, UMAN shall provide such samples to CLIENT. UMAN agrees and undertakes to store the retained samples under appropriate label and storage conditions in a secure area for a period of time defined in this Agreement. At the request of CLIENT, acting reasonably, UMAN shall retain additional sample of Material (excepting unprinted and printed packaging materials) for the same period of time. CLIENT shall inform UMAN in advance of any such requirements.

19.	Retained Samples of Product

UMAN shall retain samples of each lot of Product to comply with any specific regulatory requirements and in an amount sufficient to allow at least two (2) full rounds of release tests. UMAN agrees and undertakes to store the retained samples under appropriate label and storage conditions in a secure area for a period of time defined in this Agreement. At the request of CLIENT, acting reasonably, UMAN shall retain additional sample of Product (excepting unprinted and printed packaging materials) for the same period of time. CLIENT shall inform UMAN in advance of any such requirements.

20.	Storage of Product / Environmental Monitoring

UMAN agrees to store the Bulk Product and/or Product under appropriate product label storage conditions and in a secure area to ensure that they comply with all the quality Specifications and attributes and all applicable laws and regulations. If special storage conditions are necessary, they shall be noted and supplied by CLIENT to UMAN. UMAN agrees and undertakes to comply with any such special storage conditions.

Under no circumstances should any other products which may present a potential hazard to Bulk Products, and/or Products, such as beta-lactam and cephalosporin antibiotics, certain potent hormones, biological preparations or non-pharmaceutical chemicals be manufactured, processed or packaged in the same facilities at the time used for the manufacturing of Bulk Product, and/or Product. CLIENT has been made aware that UMAN handles cytotoxic compounds, and/or highly potent drugs in its facility. CLIENT acknowledges that the activity related to such cytotoxic compounds, highly potent drugs are performed mostly in a separate and dedicated facility and that the activities do not represent any risk to the Product. If UMAN contemplates handling other products of the classes mentioned in this Article, UMAN shall so inform CLIENT in advance so that CLIENT may determine whether or not such handling is acceptable during production of the Product.

21.	Stability Activities

A stability protocol shall be prepared by UMAN and approved by UMAN and CLIENT. Stability testing, Product sampling, data interpretation and reporting shall be UMAN’s responsibility and CLIENT shall update stability information in the regulatory documents for the Product. CLIENT shall inform UMAN in timely manner of any change in the approved shelf life of Product.

22.	[Not used]

23.	Product complaints

CLIENT shall be solely responsible for investigating any adverse event or Product related complaint and for determining if, when and to what extent such adverse event or Product related complaint shall be reported to a governmental or regulatory authority. UMAN shall assist CLIENT in investigating Product related complaints and/or adverse events, if the reason is a Deviation of the Quality of the Product, at the request of CLIENT and provide a written report on the results of the investigation to CLIENT in no more than twenty (20) Business Days, or sooner if agreed to by the parties or if a more urgent need is recognized. UMAN shall assist CLIENT by testing Product samples and reviewing Batch manufacturing and analytical records. CLIENT shall communicate with the customers and/or regulatory authorities the results of the complaint investigation, if necessary.

24.	Returned Goods

The specific handling of returned Product shall be under the responsibility of CLIENT, unless the return of such Products results from UMAN' inappropriate performance of its obligations. UMAN shall in any event provide such logistical support as CLIENT reasonably requests.

25.	Recall of the Product

CLIENT shall have sole discretion for determining whether and when to recall any Product Lot and for all matters relating to such recall's implementation, for any reason whatsoever. CLIENT shall inform immediately UMAN of any recall of Product.

In the event of recall, or withdrawal of raw Materials (if the Materials violates applicable laws, regulations, agreed upon Specifications, or are deemed unacceptable for some other reason, whether or not such action is requested by any governmental agency) UMAN shall immediately notify CLIENT in writing. During a Product recall or withdrawal, the Parties hereby undertake to fully cooperate with each other in conducting the necessary investigational activities.

26.	Audits and Inspections of Facilities and Product(s)

UMAN shall immediately notify CLIENT of any inspection results or actions by regulatory agencies or other enforcement bodies, which could potentially have an impact on the Bulk Product, and/or Product.

CLIENT reserves the right to audit UMAN’s facilities located in Candiac, Quebec, Canada and systems, as they relate to the manufacturing, packaging and testing of Product, with the exception of information and operations which constitute UMAN’s trade secrets. CLIENT may perform these audits once a year, with a 10-day notice. CLIENT audit shall be limited at two (2) days per year. UMAN shall respond to, and forward all responses to observations, generated during an inspection of CLIENT, within thirty (30) days of receipt of the audit report.

27.	Reprocessing and Rework

It is agreed between the parties that reprocessing and reworking shall be exceptional. Reprocessing and/or Rework of Material or Bulk Product or Products must be fully documented to state reason and justification for reprocessing and/or Rework. Rework activity can only be performed as per agreement between both UMAN and CLIENT.

28.	Validation

UMAN shall be responsible for validation activities, which include analytical, cleaning, equipment, and facility, in accordance with cGMP and in compliance with applicable regulations. CLIENT and UMAN shall be responsible for process validation activities in accordance with cGMP and in compliance with applicable regulations. CLIENT and UMAN shall approve manufacturing and packaging process validation protocols and final reports. Validation for cleaning, equipment, and facility shall be properly documented and accessible to CLIENT on request. Final analytical and process validation report shall be provided by UMAN to CLIENT upon completion and approval. Validation cost responsibility shall be defined in the Supply Agreement between CLIENT and UMAN.

29.	Training

UMAN shall ensure that its staff, employees and other personnel (i) are familiar with applicable cGMP and (ii) receive initial and ongoing cGMP and other training relevant and specific to their job responsibilities.

Only personnel qualified in accordance with a written program shall conduct training relating to the above-mentioned matters. UMAN shall retain all training records and shall periodically assess the effectiveness of its ongoing training program.

30.	Document retention

UMAN shall retain all documents, records and reports associated with the Manufacturing of any and all Product Lots, for a period of at least one (1) year following the Expiration Date for each such finished Product Lots, or such longer period as applicable regulatory authorities may require. UMAN shall notify CLIENT in writing after the expiration of this retention period and CLIENT shall have the right to request that the original batch documents for Finished Packaged Products be either returned to CLIENT or destroyed by UMAN. Upon receipt of CLIENT’s authorization for destruction, UMAN shall promptly destroy the original batch documents for Finished Packaged Products and provide a certificate documenting the destruction of such original batch documents.

All such documents, records and reports shall be stored and maintained by UMAN in such a manner that they are (i) readily retrievable. At the request of CLIENT, acting reasonably, UMAN shall provide copies of all such documents, records and reports to CLIENT.

31.	Other services

Other services may be mutually agreed upon on a case-by-case basis. UMAN and CLIENT shall add such services as an addendum to this Agreement.

32.	Notices

32.1.	A notice under or in connection with this Agreement (a “Notice”):
(a)	shall be in writing;
(b)	shall be in the English language; and
(c)	shall be delivered personally or sent by first class post pre-paid recorded delivery (and air mail if overseas) or by fax to the party due to receive the Notice at its address set out in this Agreement or to another address or fax number specified by that party by not less than seven days’ written notice to the other party received before the Notice was despatched.
32.2.	The address referred to in this Article is:

(a)	in the case of UMAN:

Address:               Uman Pharma Inc.

100 De L’industrie blvd

Candiac, Quebec

Canada

J5R 1J1

Fax:                      + (450) 444-8100

(b)	in the case of CLIENT:
Address	CLIENT Inc.

Fax:                     +

32.3.	Unless there is evidence that it was received earlier, a Notice is deemed given:

(a)	if delivered personally, when left at the address referred to this Article
(b)	if sent by post, except air mail, two business days after posting it;
(c)	if sent by air mail, six business days after posting it;
(d)	if sent by fax, when confirmation of its transmission has been recorded by the sender’s fax machine.

32.4.	In this Article business day means a day other than a Saturday or Sunday or a public holiday in either the country where the Notice is posted or that to which it is sent.

Annex I

Quality Agreement Distribution of Responsibility Matrix

[****]

Legend:

S: Shared responsibility between Uman and CLIENT

R: Primary Responsibility

A: Approval Required

Annex I

Quality Agreement Distribution of Responsibility Matrix

Uman Pharma Inc.		CLIENT Inc.

By:		By:
	(Signature)		(Signature)

Date:		Date:
Alain Bérubé
Vice-President Compliance & Regulatory Affairs

By:		By:
	(Signature)		(Signature)

Date:		Date:
Alain Hubert
Chief Operating Officer

Annex II

Quality Agreement – Primary Contacts

UMAN:

Title	Individual	Quality process	E-mail address	Phone	Fax

CLIENT:

Title	Individual	Quality process	E-mail address	Phone	Fax

Annex II

Quality Agreement – Primary Contacts

Uman Pharma Inc.		CLIENT Inc.
By:		By:
	(Signature)		(Signature)

Date:		Date:
Alain Bérubé
Vice-President Compliance & Regulatory Affairs

By:		By:
	(Signature)		(Signature)

Date:		Date:
Alain Hubert
Chief Operating Officer

Annex III

Quality Agreement – Contractor Laboratories

UMAN uses these laboratories for the analysis of raw materials only. No finished products are sent for analysis outside of UMAN laboratories except in the case of a dispute.

Laboratory	Address	Testing Category

UMAN uses these laboratories for the analysis of Bulk Product, Semi-Finished Product and Product

Laboratory	Address	Testing Category

Uman Pharma Inc.		CLIENT Inc.
By:		By:
	(Signature)		(Signature)

Date:		Date:
Alain Bérubé
Vice-President Compliance & Regulatory Affairs

By:		By:
	(Signature)		(Signature)

Date:		Date:
Alain Hubert
Chief Operating Officer

Supply Agreement - CUSTOMER

39

Annex IV

Quality Agreement – Products Covered

Product 1

Product 2

Uman Pharma Inc.		CLIENT Inc.
By:		By:
	(Signature)		(Signature)

Date:		Date:
Alain Bérubé
Vice-President Compliance & Regulatory Affairs

By:		By:
	(Signature)		(Signature)

Date:		Date:
Alain Hubert
Chief Operating Officer

Supply Agreement - CUSTOMER

40

1692-Amendment 1

7810962-Redhill

Date: June 6, 2011

This amendment outlines changes to the original “Research and Tech transfer, manufacturing and supply agreement for the RHB-104, Exhibit A, Page 5, specific terms and conditions”, signed on April 28th 2011 referred to as Agreement PO# 1692. Changes are listed in Bold Italic.

Purpose: To clarify responsibility toward API sourcing as per section 3.1 of main agreement

3.1	API. For Processing of products, subject to CUSTOMER pre-approval in writing of both the supplier and the costs, PROVIDER will purchase API as per Exhibit A in quantities sufficient to meet CUSTOMER’s requirements for the Product as further set forth in Article 4. PROVIDER shall conduct appropriate release testing of the API as outlined in the Quality Agreement to be concluded further the conclusion of the Agreement as per Article 9.6 (“Quality Agreement”). The API supplier selection, certification and verification of GMP compliance (ICH Q7A) are the responsibility of CUSTOMER.

Cost: Not applicable

Approved by RedHill:	/s/ Dror Ben-Asher	Date:	November 10, 2011
Dror Ben Asher, CEO

Approved by 7810962:	/s/ Alain Guimond	Date:	November 16, 2011
Alain Guimond, Dir R&D

Supply Agreement - CUSTOMER

41

THE SYMBOL "****" DENOTES PLACES WHERE PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Amendment 2

to

7810962-Redhill RHB-104 Agreement (Uman)

This amendment outlines changes to the original “Research and Tech transfer, manufacturing and supply agreement for the RHB-104, Exhibit A, specific terms and conditions, signed on April 28th 2011 referred to as Agreement PO# 1692. Changes are listed in Bold Italic

Date: June 23, 2011

Purpose: To modify the payment terms of the original agreement.

The original payment terms were as follows:

Terms of payment:                       Total estimated cost of project - $[****]

The payment and payment terms were modified as follows:

Revised cost	[****]
[****]	[****]
Amendments	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]

Terms of payment:              Total estimated cost of project - $[****]

Additional process development

[****]

Purpose: To perform additional [****]

Cost of this task: $[****]

Terms of payment: [****]

Supply Agreement - CUSTOMER

42

Other additional cost

[****]

Purpose: [****]

Cost: $[****]

Terms of payment: [****]

1.	Development reports

Purpose: [****]

Cost: $[****]

Terms of payment: [****]

2.	Project management

Purpose: To adjust the project management fees based on the extra development work required to complete the project.

Cost: $[****] until the end of the project

Terms of payment: [****]

Purpose: To perform [****]

Cost [****]

Terms of payment:[****].

3.	Additional work for [****]

Purpose: to perform additional development work

Cost: $[****]

Terms of payment: [****]

Additional stability

Purpose: To modify the [****]

programs [****]

Placebo: To add [****]

RedHill:	/s/ Ori Shilo	February 29, 2012
	Ori Shilo, VP Finance and Operations	Date

	/s/ Uri Hananel Aharon	February 29, 2012
	Uri Hananel Aharon, CAO	Date

7810962 Canada Inc.:	/s/ Alain Guimond	February 29, 2012
	Alain Guimond, Dir. R&D	Date:

Supply Agreement - CUSTOMER

43

THE SYMBOL "****" DENOTES PLACES WHERE PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

1692-Amendment 3

7810962-Redhill

Date: June 6, 2011

This amendment outlines changes to the original “Research and Tech transfer, manufacturing and supply agreement for the RHB -104, Exhibit A, specific terms and conditions”, signed on April 28th 2011 referred to as Agreement PO# 1692. Changes are listed in Bold Italic.

Purpose: Customer requested that Provider perform analysis of API sample [****] for RHB-104 program.

Cost associated with these analyses: $ [****]

Terms of payment:                        [****]

Approved by RedHill:	/s/ Dror Ben-Asher	Date:	October 11, 2011
Dror Ben Asher, CEO

Approved by 7810962:	/s/ Alain Guimond	Date:	November 16, 2011
Alain Guimond, Dir R&D

Supply Agreement - CUSTOMER

44

THE SYMBOL "****" DENOTES PLACES WHERE PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

1692-Amendment 4

7810962-Redhill

Date: July 7, 2011

This amendment outlines changes to the original “Research and Tech transfer, manufacturing and supply agreement for the RHB -104, Exhibit A, specific terms and conditions”, signed on April 28th 2011 referred to as Agreement PO# 1692. Changes are listed in Bold Italic.

Purpose: In the absence of a validation report for the analytical methods by [****]; it is essential that a [****] study be performed to determine if the methods are stability indicating.

Cost: associated to this development: $ [****]

Terms of payment:                        [****]

Approved by RedHill:	/s/ Dror Ben-Asher	Date:	October 4, 2011
Dror Ben Asher, CEO

Approved by 7810962:	/s/ Alain Guimond	Date:	November 16, 2011
Alain Guimond, Dir R&D

Supply Agreement - CUSTOMER

45

THE SYMBOL "****" DENOTES PLACES WHERE PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

1692-Amendment 5

7810962-Redhill

Date: August 24, 2011

This amendment outlines changes to the original “Research and Tech transfer, manufacturing and supply agreement for the RHB-104, Exhibit A, Page 20, specific terms and conditions”, signed on April 28th 2011 referred to as Agreement PO# 1692. Changes are listed in Bold Italic.

Purpose: Custom tooling is required for [****].

Provider will acquire the tooling at its own cost and Customer will cover the cost of development and validation work.

Terms of payment:                        [****]

Approved by RedHill:	/s/ Dror Ben-Asher	Date:	October 11, 2011
Dror Ben Asher, CEO

Approved by 7810962:	/s/ Alain Guimond	Date:	November 16, 2011
Alain Guimond, Dir R&D

Supply Agreement - CUSTOMER

46

THE SYMBOL "****" DENOTES PLACES WHERE PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Amendment 6

to

7810962-Redhill RHB-104 Agreement (Uman)

This amendment outlines changes to the original “Research and Tech transfer, manufacturing and supply agreement for the RHB-104, Exhibit A, specific terms and conditions, signed on April 28th 2011 referred to as Agreement PO# 1692. Changes are listed in Bold Italic.

[****]

Approved by RedHill:	/s/ Ori Shilo	March 21, 2012
Ori Shilo, VP finance and operationsDate

	/s/ Uri Hananel Aharon	March 21, 2012
	Uri Hananel Aharon, CAO	Date:

Approved by 7810962:	/s/ Alain Guimond	March 21, 2012
	Alain Guimond, Dir R&D	Date:

Supply Agreement - CUSTOMER

47

THE SYMBOL "****" DENOTES PLACES WHERE PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Amendment 7

to

7810962-Redhill RHB-104 Agreement (Uman)

This amendment outlines changes to the original “Research and Tech transfer, manufacturing and supply agreement for the RHB-104, Exhibit A, specific terms and conditions, signed on April 28th 2011 referred to as Agreement PO# 1692. Changes are listed in Bold Italic.

Additional process development

[****]

Approved by RedHill:	/s/ Ori Shilo	March 21, 2012
	Ori Shilo, VP finance and Operations	Date:

	/s/ Uri Hananel Aharon	March 21, 2012
	Uri Hananel Aharon, CAO	Date:

Approved by 7810962	/s/ Alain Guimond	March 21, 2012
	Alain Guimond, Sr. Dir R&D	Date:

Supply Agreement - CUSTOMER

48

THE SYMBOL "****" DENOTES PLACES WHERE PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Amendment 8

to

7810962-Redhill RHB-104 Agreement (Uman)

This amendment outlines changes to the original “Research and Tech transfer, manufacturing and supply agreement for the RHB-104, Exhibit A, specific terms and conditions, signed on April 28th 2011 referred to as Agreement PO# 1692. Changes are listed in Bold Italic.

Additional testing

[****]

Cost of this task: [****]

Terms of payment:               [****]

Approved by RedHill:	/s/ Ori Shilo	March 28, 2012
	Ori Shilo, VP finance and Operations	Date

	/s/ Uri Hananel Aharon	March 28, 2012
	Uri Hananel Aharon, CAO	Date:

Approved by 7810962	/s/ Alain Guimond	March 28, 2012
	Alain Guimond, Sr. Dir R&D	Date:

Supply Agreement - CUSTOMER

49

THE SYMBOL "****" DENOTES PLACES WHERE PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Amendment 9

to

7810962-Redhill RHB-104 Agreement (Uman)

This amendment outlines changes to the original “Research and Tech transfer, manufacturing and supply agreement for the RHB-104, Exhibit A, specific terms and conditions, signed on April 28th 2011 referred to as Agreement PO# 1692. Changes are listed in Bold Italic.

Scope changes : [****]:

[****]

Approved by RedHill:	/s/ Ori Shilo	June 13, 2012
	Ori Shilo, VP finance and operation	Date

	/s/ Dror Ben-Asher	June 13, 2012
	Dror Ben-Asher, CEO	Date

7810962 Canada Inc.:	/s/ Alain Guimond_	June 13, 2012
	Alain Guimond, Dir. R&D	Date

Supply Agreement - CUSTOMER

50

THE SYMBOL "****" DENOTES PLACES WHERE PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Amendment 10

to

7810962-Redhill RHB-104 Agreement (Uman)

This amendment outlines changes to the original “Research and Tech transfer, manufacturing and supply agreement for the RHB-104, Exhibit A, specific terms and conditions, signed on April 28th 2011 referred to as Agreement PO# 1692. Changes are listed in Bold Italic.

1. The customer requested modification of the stability program (refer Amendment #2):

[****]

Cost:	The cost of the stability programs changes from $[****] to analysis have been subtracted. including dissolution profiles for all batches in stability program. [****]

Agreement:	Uman Pharma agrees to remove the [****] that applies on the tests to be performed by [****] during stability program for CTM and the 3 subsequent NDA batches.

Terms of payment:

Work related to items 1 to 5 will be invoiced on a quarterly basis based on the time-point reports and other stability activity that was completed during the quarter. Each time point tested will be indicated on the invoice.

2.	The customer requested the preparation of capsules of analytical placebo to include in the stability programs.

Task	CTM 100K	NDA 300K
Stability GMP set-up fee ($500/condition)	$1500	$1500
Master batch record for manual encapsulation ($1000/document)	$1000	N/A
Manual encapsulation (Time based: 12hrs @ $110/Hr)	$1320	$1320
Modification of stability protocol + change control ($1000/document)	$1000	N/A
Subtotal	$4820	$2820

Cost for this Item:                        $7 640

Terms of payment: 100% at completion of work.

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51

Approved by RedHill:	/s/ Ori Shilo	July 23, 2012
	Ori Shilo, VP Finance and Operation	Date

	/s/ Dror Ben-Asher	July 23, 2012
	Dror Ben-Asher	Date

7810962 Canada Inc.:	/s/ Paule Clermont	July 24, 2012
Paule Clermont, Head Clinical Operation Date

Supply Agreement - CUSTOMER

52

THE SYMBOL "****" DENOTES PLACES WHERE PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Amendment 11

to

7810962-Redhill RHB-104 Agreement (Uman)

This amendment outlines changes to the original “Research and Tech transfer, manufacturing and supply agreement for the RHB-104, Exhibit A, specific terms and conditions, signed on April 28th 2011 referred to as Agreement PO# 1692. Changes are listed in Bold Italic.

1.	The customer requested to perform [****] operation ([****] ) on the blend for RHB-104 lot [****] .

Cost:

[****]	[****]
[****]	[****]
[****]

Cost for this Item:                  [****]

Terms of payment: 100% at completion of work.

Approved by RedHill:	/s/ Ori Shilo	August 21, 2012
	Ori Shilo, VP Finance and Operation	Date

	/s/ Uri Hananel Aharon	August 21, 2012
	Uri Hananel Aharon, CAO	Date

7810962 Canada Inc.:	/s/ Alain Guimond	August 19, 2012
	Alain Guimond, Dir. R&D	Date

Supply Agreement - CUSTOMER

53

THE SYMBOL "****" DENOTES PLACES WHERE PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Amendment 12

to

7810962-Redhill RHB-104 Agreement (Uman)

This amendment outlines changes to the original “Research and Tech transfer, manufacturing and supply agreement for the RHB-104, Exhibit A, specific terms and conditions, signed on April 28th 2011 referred to as Agreement PO# 1692. Changes are listed in Bold Italic.

Purpose:

1.	The customer requested [****] . He also requested to ship a sample of [****] . Samples of the [****] that were used in the clinical batches are also requested. All these samples will be shipped to[****] .

Cost:

2.	The customer requested to perform a [****]

Cost: [****]

Cost: [****]

Terms of payment:                     100% at completion of work

Approved by RedHill:	/s/ Ori Shilo
	Ori Shilo, VP Finance and Operation	Date:	August 23, 2012

	/s/ Uri Hananel Aharon	Date:	August 23, 2012

Approved by 7810962:	/s/ Alain Guimond	Date:	August 21, 2012
Alain Guimond, Sr. Dir. R&D

Supply Agreement - CUSTOMER

54